SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 5, 2005 (December 30, 2004)

I-Sector Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 (Commission File Number)	76-0515249 (IRS Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     At the annual meeting of stockholders (the “Meeting”) of I-Sector Corporation (the “Company”) on December 30, 2004, the stockholders of the Company approved an amendment to the I-Sector Corporation Incentive Plan, as amended and restated (the “Plan”). This amendment to the Plan, among other things, increases the number of shares of common stock reserved for issuance under the Plan from 600,000 shares of common stock to 900,000 shares of common stock. The amendment was previously approved by the board of directors of the Company (the “Board”) at a meeting on November 24, 2004. A copy of the amendment to the Plan is attached as Exhibit 10.1 to this report. A copy of the press release announcing the results of the Meeting is attached as Exhibit 99.1 to this report.

Item 8.01 Other Events

     At the Meeting, the stockholders of the Company also voted to re-elect each of James H. Long, John B. Cartwright and Donald R. Chadwick to the Board and voted to elect one new director, Cary Grossman, to the Board. Mr. Grossman is expected to be named to both the audit committee and compensation committee of the Board. A copy of the press release announcing the results of the Meeting is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	First Amendment to I-Sector Corporation Incentive Plan

99.1	Press Release dated January 4, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005	I-SECTOR CORPORATION
/s/ Jeffrey A. Sylvester
Jeffrey A. Sylvester
Controller and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to I-Sector Corporation Incentive Plan

99.1	Press Release dated January 4, 2005.